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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to (a) the incorporation by reference, in the Proxy Statement Prospectus of U.S. Trust Corporation and The Chase Manhattan Corporation, which is part of the Registration Statement on Form S-4 of The Chase Manhattan Corporation, of our report dated January 19, 1994, on our audits of the consolidated financial statements of U.S. Trust Corporation and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is included in Exhibit 13 of the Annual Report on Form 10-K of U.S. Trust Corporation for the year ended December 31, 1993, as amended on Form 10-K/A dated August 19, 1994; and (b) the reference to our firm appearing under the caption "Experts" in the Proxy Statement-Prospectus constituting a part of the Registration Statement on Form S-4.

                                          COOPERS & LYBRAND, L.L.P.

New York, New York
February 9, 1995